Exhibit 1.01
General Electric Company
2017 Conflict Minerals Report
Introduction
General Electric Company (“GE” or the “Company”) has prepared this Conflict Minerals Report (“Report”) for the year ended December 31, 2017, as provided for in Rule 13p-1 of the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). GE manufactures a wide range of products that contain tin, tantalum, tungsten or gold (“3TG”) but GE does not purchase ore or unrefined 3TG from mines and generally is many steps removed in the supply chain from the mining of these minerals. We purchase materials from a wide network of suppliers and rely on them to assist with our reasonable country of origin inquiry regarding the 3TG that are necessary to the functionality or production of products we manufacture. After performing our reasonable country of origin inquiry and due diligence for 2017, we have determined that some of the 3TG contained in our products originated from a Covered Country, and we are therefore submitting this Report, which describes the due diligence we have performed pursuant to the Conflict Minerals Rule and our related processes and procedures.
This Report describes:

•	the due diligence we performed for 2017, including the steps we took to mitigate the risk that 3TG in our products benefit armed groups;

•	the products that we have reason to believe might contain 3TG originating from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”); and

•	information about the processing facilities and countries of origin of 3TG used in those products.
Due Diligence

1.	Design of GE’s due diligence measures
GE has adopted Conflict Minerals Guidelines (the “Guidelines”) that lay out the design of our 3TG due diligence process. The Guidelines describe procedures that each GE business is expected to use to perform due diligence on the source and origin of 3TG contained in products we manufacture. GE management designed our due diligence measures to conform in material respects to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas including, the Supplement on Tin, Tantalum, and Tungsten and the Supplement on Gold (collectively, the “OECD Guidance”).

2.	Description of GE’s due diligence measures for 2017
This description of due diligence measures refers to measures performed at the GE corporate level and by the following GE businesses: Power, Renewable Energy, Oil & Gas (prior to its combination with Baker Hughes Incorporated (“BHI”) in July 2017; for information regarding the legacy BHI business, please refer to the Form SD filing by Baker Hughes, a GE company (“BHGE”)), Aviation, Healthcare, Transportation and Lighting.
This description is presented pursuant to the organizational structure of the Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain contained in the OECD Guidance.
Step 1:     Establish strong company management systems

A.	Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas
The Guidelines contain the operative provisions of GE’s Statement on Conflict Minerals, which can be found on GE’s website, as well as the process for ensuring that risks are adequately managed. GE Corporate created and disseminated the Guidelines to each GE business for execution of GE’s 3TG due diligence process. Additional GE policies that relate to the due diligence measures contained in the OECD Guidance are incorporated into GE’s policy document The Spirit & The Letter, which can be found on GE’s website (for each of these materials, see “Where You Can Find Additional Information” below).

B.	Structure internal management systems to support supply chain due diligence
GE Corporate. GE’s Global Law & Policy organization has oversight responsibility for GE’s Statement on Conflict Minerals, including the establishment of processes and procedures to carry out this statement.
GE businesses. Each GE business has:

•	established a system to support performance of due diligence on its supply chain;

•	documented that system in a written business program; and

•	assigned responsibility for the execution of the business program to specific personnel.
Internal reporting. For 2017, GE Corporate used the following 3TG due diligence reporting mechanisms:

•
Reporting within GE businesses: Each GE business conducted one or more reviews of its 3TG due diligence program with senior management in its sourcing organization covering measurements relating to efforts to achieve supply chain transparency;

•
Communicating across GE businesses: Representatives of GE businesses and others responsible for executing 3TG due diligence held regularly scheduled meetings to discuss design and modification of the due diligence process, share best practices among the businesses, and monitor progress of the due diligence process; and

•	Reporting to GE sourcing leaders: Sourcing leaders at each GE business periodically receive reports and review the 3TG program.

C.	Establish a system of controls and transparency over the 3TG supply chain
Identifying suppliers. Each GE business identified:

•
Relevant Suppliers: suppliers that provide inputs to GE products that are known or are likely to contain 3TG through a process that is based on an examination of internal records such as bills of material or other product specifications, a qualitative review of sourcing records, or information provided by the supplier; and

•
Significant Suppliers: those suppliers within the universe of Relevant Suppliers that are most significant to GE’s 3TG program, using criteria developed by the business, such as the amount of sourcing spend with the supplier.

Identifying smelters and refiners in the supply chain. Each GE business identified all smelters and refiners of 3TG that are first-tier suppliers to GE and used its best efforts to identify additional smelters and refiners by surveying Significant Suppliers, either directly or indirectly through an independent third-party supply chain expert, based on the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). The survey tools are designed to collect, manage and archive (for at least five years) supplier information relevant for 3TG due diligence including, among other things, the identity of smelters and refiners of 3TG in the supplier’s supply chain. We apply criteria based on the CMRT across GE businesses for assessing the acceptability of survey responses.
Conducting a reasonable country of origin inquiry. For upstream due diligence to identify countries of origin and other relevant information about the conflict status of metals produced by the smelters and refiners identified as potentially in GE’s supply chain, GE relies on the information made available through the Responsible Minerals Assurance Process (“RMAP”) administered by RMI, as well as information from an independent third-party supply chain expert. GE relied on this information to identify (1) the status of smelters and refiners potentially in GE’s supply chain; and (2) the countries of origin of ores that are potentially in the supply chains of these smelters and refiners. Where the data showed that ores utilized by one or more of these smelters or refiners originated in one or more of the Covered Countries, GE concluded that there is reason to believe that 3TG from the Covered Countries may be present in the products of the business for which such smelters or refiners were reported as potentially in the supply chain. Due to business confidentiality and other competitive concerns, as recognized by the OECD Guidance, the RMI does not publish detailed information on specific mine and location of origin of ores that supply the smelters and refiners subject to verification reviews. Consequently, no such information is provided in this Report. RMI’s efforts to determine such information is described on the RMI website (see “Where You Can Find Additional Information” below).

D.	Strengthen company engagement with suppliers
Regular communications. GE regularly communicates its expectations on responsible supply chains of 3TG by transmitting surveys and other communications from the sourcing organizations of the GE businesses to Significant Suppliers and other Relevant Suppliers. In addition, the sourcing organizations of GE’s businesses make training available to their suppliers on GE’s 3TG program.
Contractual obligations. Each GE business contractually obligates Relevant Suppliers to (1) adopt policies and establish systems to use best efforts to procure 3TG from sources that have been verified as conflict free; (2) provide supporting data on their 3TG supply chains to GE when requested; and (3) provide GE with audit rights and the right to terminate the contract in the event of material non-compliance. These obligations are reflected in GE’s Integrity Guide for Suppliers, Contractors and Consultants (“Integrity Guide”), which can be found on GE’s website (see “Where You Can Find Additional Information” below). Purchase order and contract terms and conditions in use by GE businesses require suppliers to conform their behavior to the Integrity Guide.

E.	Establish a company-level grievance mechanism
Integrity Guide. The Integrity Guide provides multiple methods for suppliers and supplier personnel to raise concerns about matters that are subject to the Integrity Guide, including GE’s expectations of suppliers regarding 3TG.

Open reporting system. Each GE business also has an open reporting system through which employees and third parties may report concerns about policy violations, including concerns related to our 3TG policies. Concerns can be reported anonymously or for attribution through several channels, including any compliance resource (e.g. GE legal counsel or auditor), by calling the GE integrity helpline at (800) 227-5003, or by emailing the GE Ombudsman at ombudsperson@corporate.ge.com.
No retaliation. Both the Integrity Guide and the open reporting system forbid retaliation against any person reporting an integrity concern.
Step 2:     Identify and assess supply chain risks

A.	Use best efforts to identify the smelters and refiners in the supply chain
During 2017, using the processes described above under “Establish a system of controls and transparency over the 3TG supply chain,” GE businesses identified 18,208 Relevant Suppliers (up from 7,289 in 2016), including 5,931 Significant Suppliers (up from 2,668 in 2016). These year-over-year increases are primarily the result of acquisitions and improvements in our due diligence efforts. Our Significant Suppliers identified 316 smelters and refiners of 3TG that were potentially in their supply chains (versus 318 in 2016). See Table A below for a list of these smelters and refiners and a summary of their validation status under the RMAP.

B.	Identify the scope of the risk assessment of the 3TG supply chain
Engaging with suppliers. GE’s 3TG supplier survey asks suppliers to identify smelters or refiners of 3TG in their supply chains. We seek to engage all Significant Suppliers to encourage the smelters and refiners in their supply chains to become validated as conformant by the RMAP or a similar program.
Engaging with smelters and refiners. In addition to engaging with smelters and refiners through the RMAP, GE’s businesses that buy tungsten-bearing products directly from tungsten smelters (“first-tier tungsten smelters”) engaged these first-tier tungsten smelters to encourage them to participate in the smelter validation process of the RMAP. See “Devise and adopt a risk management plan” below for additional information on our engagement efforts.

C.	Assess whether the suppliers have carried out all elements of due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas
Each GE business conducts due diligence to determine the degree of its suppliers’ compliance with the contractual obligations laid out in the Guidelines. Measures may include reviewing supplier responses for completeness, accuracy and credibility, confirming smelter status by checking against the Smelter Look-up tab list of the RMI’s CMRT and the RMI’s Conformant Smelter list.

D.	Where necessary, carry out joint spot checks at the mineral smelter or refiner’s own facilities (including through participation in industry-driven programs)
First-tier suppliers. Each GE business is responsible for confirming that each of its first-tier suppliers that are smelters and refiners (if any):

•	has a policy and procedures to eliminate sourcing of conflict-supporting 3TG;

•	has been subject to an audit of the origin of their 3TG supplies conducted in accordance with OECD Guidance or has made a firm commitment to undergo such an audit as soon as it can be scheduled; and

•	passes the audit as being conflict-free or, having failed the audit, has established and put into place a plan to correct process deficiencies.

Lower-tier (upstream) suppliers. In accordance with OECD Guidance, including its audit recommendations for downstream companies, GE implements upstream audits by participating in and cooperating with industry organizations. GE is a member of RMI (member code GECO) and has, periodically, supported RMI and RMAP through membership on various committees and working groups and providing financial assistance and in-kind assistance with RMAP smelter validation. As such, GE relied on the RMAP to conduct risk assessment at the upstream level. For each smelter identified in its supply chain at the first or lower tiers, each GE business assessed the information available from the RMAP and an independent third-party supply chain expert to determine whether there were any “red flags” (as defined in OECD Guidance) and, if needed, develop a corrective action plan. We encourage removing any high-risk smelters from our supply chain.
Step 3:     Design and implement a strategy to respond to identified risks

A.	Report findings to designated senior management
See “Structure internal management systems to support supply chain due diligence” above for a description of GE’s 3TG due diligence internal reporting processes.

B.	Devise and adopt a risk management plan
Across GE. Each GE business periodically compiles a report of 3TG risks identified in its supply chain for review by the GE business executive-level program owner to determine appropriate steps to take in mitigating any risks identified in the reports. In 2017, these steps focused on reducing risk by (1) engaging Significant Suppliers to encourage the smelters and refiners in their supply chains to become validated as conformant by the RMAP, and (2) encouraging Significant Suppliers who identified high-risk smelters and refiners to remove them from their supply chains. A high-risk smelter or refiner is one for which there are credible reports that such smelter or refiner sources materials in a manner that directly or indirectly finances armed conflict. For Significant Suppliers who identified high-risk smelters and suppliers, the relevant GE business sent such supplier a letter requesting: (1) that that supplier confirm whether these smelters are in fact in their supply chain, and if so, whether such materials are used in GE products, (2) that the supplier encourage these smelters to participate in the RMAP and (3) that if a smelter refuses to participate in the RMAP, such supplier should develop a plan to remove the smelter from its supply chain. In addition, in 2017, the Aerospace Industries Association, of which GE is a member, sent a letter to a number of smelters in the aerospace industry supply chain urging them to participate in the RMAP.
Step 4:     Carry out independent 3rd-party audit of smelters/refiners’ due diligence practices
See “Where necessary, carry out joint spot checks at the mineral smelter or refiner’s own facilities (including through participation in industry-driven programs)” above for a discussion of how GE conducted risk assessment at the upstream level.
Step 5:     Report annually on supply chain due diligence
We file this Report annually, and a copy of it is available at https://www.ge.com/sustainability/reports-hub.

3.	Continuous improvement
2017 progress. For 2017, GE continued to focus on:

•	conducting due diligence and a reasonable country of origin inquiry to improve the transparency in our 3TG supply chain; and

•
engaging with suppliers to reduce 3TG supply chain risk, increasing the number of smelters and refiners in our supply chain that have been verified as conformant by 3% to 245 in 2017. As a result, more than 79% of the smelters and refiners identified by our Significant Suppliers have been verified as conformant (up from 35% in 2013, when we started our 3TG due diligence program).

2018 actions to improve due diligence and supplier engagement. GE intends to take the following steps in 2018 to improve due diligence and thereby mitigate the risk that 3TG contained in in-scope GE products may benefit armed groups:

•
continue communication with suppliers and spread best practices learned during execution of the due diligence process in 2017 across the GE businesses to continue to work to improve the percentage of Significant Suppliers responding to GE’s supply chain surveys and the quality of their responses;

•
continue the identification of and communication with smelters and refiners in GE’s supply chain, both directly and indirectly through GE’s Significant Suppliers, in order to continue to increase the number of smelters and refiners that participate in the RMAP; and

•	as new Significant Suppliers are added, work with these suppliers to help ensure that they understand our compliance requirements, the requirements of the Conflict Minerals Rule and the OECD Guidance.
Information Known to GE about 3TG in GE products
GE manufactures a wide range of products that contain 3TG. For a description of the products manufactured by GE in 2017, see the products description for each of our industrial businesses—Power, Renewable Energy, Oil & Gas, Aviation, Healthcare, Transportation and Lighting – on pages 28–53 of our 2017 Annual Report on Form 10-K, which are incorporated into this Report by reference and which you can find at https://www.ge.com/investor-relations/events-reports.
GE purchases materials from a wide network of suppliers so we necessarily rely on them to assist with our reasonable country of origin inquiry. After performing a reasonable country of origin inquiry and due diligence for 2017, we have determined that although none of the 3TG sourced from our first-tier tungsten smelters originated from a Covered Country, some of the 3TG contained in our products did originate from a Covered Country. We are unaware and have no knowledge that any of the necessary 3TG contained in our in-scope products directly or indirectly financed or benefitted armed groups in a Covered Country, but make no assertion that any of our products are “DRC conflict free.”
Smelters and Refiners Used to Process 3TG in GE Products
GE obtained information about the smelters and refiners used to process 3TG in GE products through the due diligence activities described in this Report. Table A below contains a list of the first-tier tungsten smelters as well as smelters and refiners that GE’s Significant Suppliers identified as potentially being present in their supply chains and that GE believes may have processed 3TG contained in in-scope GE products.
Countries of Origin of 3TG in GE Products
GE obtained information about the country of origin and mine or location of origin of 3TG in GE products through reliance on the RMI’s upstream audits of smelters and refiners in GE’s supply chain and using information provided by an independent third-party supply chain expert, as described in this Report. Table B below contains a list of known countries of origin of 3TG used by smelters and refiners that GE suppliers identified as potentially being present in their supply chains.

Table A
(as of May 23, 2018)
Summary of Smelters and Refiners
# of Smelters and Refiners Reported in Our Supply Chain

	A. RMI Conformant Smelters & Refiners		B. RMI Active Smelters & Refiners		C. Other Smelters & Refiners		Total
	2016	2017	2016	2017	2016	2017	2016	2017
Tantalum	44	40	0	0	0	0	44	40
Tin	68	72	7	2	8	9	83	83
Tungsten	40	40	1	1	5	4	46	45
Gold	93	99	10	8	42	41	145	148
Total	245	251	18	11	55	54	318	316

We note the following in connection with the information contained in the foregoing table:

(1)
The smelters and refiners reflected in the table were first-tier tungsten smelters or were identified by our Significant Suppliers as potentially being part of our 2017 supply chain. However, not all of the included smelters and refiners may have processed the necessary 3TG contained in the in-scope products that we manufactured, since many Significant Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Significant Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain, since many Significant Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in the in-scope products that we manufactured and not all of the Significant Suppliers responded to our inquiries.

(2)	“Conformant” means that a smelter or refiner was audited by the RMI and has been found to be conformant with the RMAP.

(3)	“Active” means participants in the RMAP that have committed to undergo an audit or are participating in one of the cross-recognized certification programs.

(4)	“Other” means the smelter or refined is not listed as “Conformant” or “Active.”

(5)	The table excludes two smelters that ceased operation in 2017.

(6)	The compliance status information reflected in the table is based solely on information made available by the RMI to its members, without independent verification by us.

Smelters and Refiners for 2017

Metal	Smelter/Refiner Name	Smelter/Refiner Location	Status
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Active
Tin	PT Babel Surya Alam Lestari	INDONESIA	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Other
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Other
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Other
Tin	Estanho de Rondonia S.A.	BRAZIL	Other
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Other
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Other
Tin	Pongpipat Company Limited	MYANMAR	Other
Tin	Super Ligas	BRAZIL	Other
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Other
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Active
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Other
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Other
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Other
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Other
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant

Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Active
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	L'Orfebre S.A.	ANDORRA	Active
Gold	Modeltech Sdn Bhd	MALAYSIA	Active
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active
Gold	Remondis Argentia B.V.	NETHERLANDS	Active
Gold	SAFINA A.S.	CZECH REPUBLIC	Active
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Other
Gold	African Gold Refinery	UGANDA	Other
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Other
Gold	Caridad	MEXICO	Other
Gold	Chugai Mining	JAPAN	Other
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Other
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Other
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Other
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Other
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Other
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Other
Gold	Guangdong Jinding Gold Limited	CHINA	Other
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Other
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Other
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Other
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Other
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Other
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Other
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Other
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Other
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Other
Gold	Lingbao Gold Co., Ltd.	CHINA	Other
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Other

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Other
Gold	Morris and Watson	NEW ZEALAND	Other
Gold	Morris and Watson Gold Coast	AUSTRALIA	Other
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Other
Gold	Pease & Curren	UNITED STATES OF AMERICA	Other
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Other
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Other
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Other
Gold	Sai Refinery	INDIA	Other
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Other
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Other
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Other
Gold	Sudan Gold Refinery	SUDAN	Other
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Other
Gold	Tony Goetz NV	BELGIUM	Other
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Other
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Other
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Other

Table B
(as of May 23, 2018)

Gold	Tantalum	Tin	Tungsten
Australia	Australia	Argentina	Australia
Benin	Bolivia	Australia	Austria
Bolivia	Brazil	Bolivia	Bolivia
Brazil	Burundi	Brazil	Brazil
Burkina Faso	China	Burundi	Burundi
Burundi	Colombia	China	Cambodia
Canada	Democratic Republic of the Congo	Colombia	Canada
Central African Republic	Ethiopia	Democratic Republic of the Congo	China
Chile	France	Germany	Colombia
China	Guinea	Indonesia	Democratic Republic of the Congo
Colombia	Guyana	Laos	Japan
Democratic Republic of the Congo	India	Malaysia	Mexico
Ecuador	Kazakhstan	Mongolia	Mongolia
Eritrea	Madagascar	Myanmar	Nigeria
Finland	Malaysia	Nigeria	Portugal
Ghana	Mozambique	Peru	Russian Federation
Guatemala	Namibia	Portugal	Rwanda
Guinea	Nigeria	Russian Federation	Spain
Guyana	Russian Federation	Rwanda	United Kingdom of Great Britain and Northern Ireland
Honduras	Rwanda	Thailand	United States of America
India	Sierra Leone	Uganda	Uzbekistan
Indonesia	Thailand	United Kingdom of Great Britain and Northern Ireland	Viet Nam
Kazakhstan	United States of America	Viet Nam	Recycled
Kyrgyzstan	Zimbabwe	Zimbabwe
Laos	Recycled	Recycled
Mali
Mexico
Mongolia
New Zealand
Nicaragua
Panama
Peru
Poland
Russian Federation
Senegal
South Africa
South Sudan
Sudan
Sweden
Tajikistan
Tanzania
Togo
Turkey
Uganda
United States of America
Uzbekistan
Zambia
Zimbabwe
Recycled

Helpful Resources
Acronyms Used in This Report

3TG	Tin, Tantalum, Tungsten or Gold
CMRT	Conflict Minerals Reporting Template
DRC	Democratic Republic of the Congo
OECD	Organization for Economic Cooperation and Development
RMAP	Responsible Minerals Assurance Process (formerly the Conflict-Free Smelter Program)
RMI	Responsible Minerals Initiative (formerly the Conflict-Free Sourcing Initiative)
SEC	U.S. Securities and Exchange Commission
Forward-Looking Statements
This Report contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements.
Where You Can Find Additional Information*
GE’s Statement on Conflict Minerals
https://www.ge.com/sustainability/reports-hub
GE’s Integrity Guide for Suppliers, Contractors and Consultants
www.gesupplier.com/html/SuppliersIntegrityGuide.htm
GE’s Code of Conduct: The Spirit & The Letter
https://www.ge.com/sustainability/reports-hub
Responsible Minerals Initiative
http://www.responsiblemineralsinitiative.org
OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas
www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf
GE’s 2017 Annual Report on Form 10-K
https://www.ge.com/investor-relations/events-reports
*These web links are provided for convenience only, and the content on the referenced websites does not constitute a part of this Report.
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